Exhibit 4.2

Execution Version

BITDEER TECHNOLOGIES GROUP

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2024

to INDENTURE

Dated as of August 20, 2024

8.50% Convertible Senior Notes due 2029

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

EXHIBIT

Exhibit A	Form of Note	A-1

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THIS FIRST SUPPLEMENTAL INDENTURE dated as of August 20, 2024 (this “Supplemental Indenture”) between Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands, as issuer (the “Company”, as more fully set forth in Section 1.01) and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Indenture, dated as of August 20, 2024, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited amount in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 2.01, 2.02 and 9.01(g) of the Base Indenture provide that the Company, from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Securityholders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture, and to provide for the issuance of such Securities, as permitted by the Base Indenture, and to set forth the terms thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 8.50% Convertible Senior Notes due 2029 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $172,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the Company confirms that the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01        Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)          all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c)          the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)          All references in this Indenture and/or the Notes to dollars are to U.S. dollars.

“1% exception” shall have the meaning set forth in Section 9.06(f).

“Additional Amounts” shall have the meaning set forth in Section 4.10(a).

“Additional Class A Ordinary Shares” shall have the meaning specified in Section 9.03(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Business Combination Event” shall have the meaning specified in Section 12.02.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, Singapore, the Cayman Islands or, in the case of a payment under the Supplemental Indenture, place of payment are authorized or obligated by law or executive order to close or be closed.

“Capital Shares” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Shares pursuant to this definition.

“Cash Settlement” shall have the meaning specified in Section 9.02(a).

“Change in Tax Law” shall have the meaning specified in Section 11.04(a).

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0000001 per share.

“Class V Ordinary Shares” means the Class V ordinary shares of the Company, par value $0.0000001 per share.

“Clause A Distribution” shall have the meaning specified in Section 9.06(c).

“Clause B Distribution” shall have the meaning specified in Section 9.06(c).

“Clause C Distribution” shall have the meaning specified in Section 9.06(c).

“Cleanup Redemption” shall have the meaning specified in Section 11.03(a).

“Cleanup Redemption Date” shall have the meaning set forth in Section 11.03(b).

“Cleanup Redemption Notice” shall have the meaning set forth in Section 11.03(b).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 9.02(a).

“Common Equity” of any Person means Capital Shares of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 12 hereof, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 9.02(c).

“Conversion Obligation” shall have the meaning specified in Section 9.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 9.01(a).

“Daily Conversion Value” means, for each of the forty (40) consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the forty (40) consecutive Trading Days during the Observation Period, shall consist of:

(a)         cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)         if the Daily Conversion Value exceeds the Daily Measurement Value, a number of Class A Ordinary Shares equal to (i) the difference between such Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the forty (40) consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BTDR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” means, initially, Physical Settlement.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, solely for purposes of this Supplemental Indenture and with respect to each Global Note, the Person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 9.06(c).

“Distribution Conversion Period” shall have the meaning specified in Section 9.01(b).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 9.03(b), except that, as used in Section 9.06 and Section 9.07, “Effective Date” means the first date on which Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (and for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Class A Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose).

“Event of Default” shall have the meaning specified in Section 5.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Election” shall have the meaning specified in Section 9.14(a).

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with the provisions described above, the Company does not offer to repurchase any Notes.

“Expiration Date” shall have the meaning specified in Section 9.06(e).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)         except as described in clause (b) below, (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company and its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries, and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital representing more than 50% of the voting power of the Company’s ordinary share capital, or (ii) or the Permitted Holders, individually or in the aggregate, file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the then outstanding Class A Ordinary Shares; provided, however, that for purposes of clause (ii), in calculating the beneficial ownership percentage of Class A Ordinary Shares held by any Permitted Holder, any Class A Ordinary Shares (1) beneficially owned directly or indirectly by any Permitted Holder on the date hereof (including any Class A Ordinary Shares issued or issuable under employee benefit plans or upon conversion of the Class V Ordinary Shares) shall be excluded from both the numerator and denominator, and (2) deemed to be beneficially owned directly or indirectly by any Permitted Holder at any time solely because of voting proxy or agreements shall be excluded from the numerator; provided, further, that for purposes of both clause (i) and clause (ii), no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer or if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made;

(b)         the consummation of (i) any recapitalization, reclassification or change of the Class A Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Class A Ordinary Shares will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (i) or (ii) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii);

(c)          the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)          the Class A Ordinary Shares (or other Common Equity in respect of Reference Property) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) and none of the Class A Ordinary Shares (or other Common Equity in respect of Reference Property) is listed or quoted on one of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) within one trading day of such cessation;

provided, however, that a transaction or transactions described in clause (i) or clause (ii) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Class A Ordinary Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of equity interests that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights becomes Reference Property for the Notes.

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.01(a).

The terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 13.12. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(c).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 9.05.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2025.

“last date of original issuance” means (a) with respect to any Notes issued pursuant to the date hereof, and any Notes issued in exchange therefor or in substitution thereof, the date the Company first issues such Notes; and (b) with respect to any additional Notes issued pursuant to Section 2.08, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Class A Ordinary Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per Class A Ordinary Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares (or such other security) are traded.  If the Class A Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Class A Ordinary Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Class A Ordinary Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Ordinary Shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (ii) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 9.03(a).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Class A Ordinary Shares listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares.

“Maturity Date” means August 15, 2029.

“Note” or “Notes” shall have the meaning specified in the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Note Register” means the register maintained by the Security Registrar with respect to the Notes in accordance with Section 2.05(b) of the Base Indenture. The Note Register shall be the Security Register with respect to the Notes.

“Notice of Conversion” shall have the meaning specified in Section 9.02(c).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to May 15, 2029, the forty (40) consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) with respect to any Notes called for Redemption (or deemed called for Redemption), if the relevant Conversion Date occurs during the related Redemption Period, the forty (40) consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after May 15, 2029, the forty (40) consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 11.02(a).

“Optional Redemption Date” shall have the meaning set forth in Section 11.02(b).

“Optional Redemption Notice” shall have the meaning set forth in Section 11.02(b).

“outstanding” when used with references to Notes, shall, subject to the provisions of Section 8.04 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent);

(c)          Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)          Notes converted pursuant to Article 9 and required to be cancelled pursuant to Section 2.07;

(e)          Notes redeemed pursuant to Article 11; and

(f)          Notes repurchased by the Company pursuant to Section 2.08.

“Partial Redemption Limitation” shall have the meaning set forth in Section 11.02(a).

“paying agent” means the Company or the Person appointed by the Company in accordance with Section 4.02 of the Base Indenture.  The Trustee has been initially appointed as the paying agent.

“Permitted Holder” means (i) Jihan Wu and (ii) the “Founder Entities” as defined in the Company’s Amended and Restated Memorandum and Articles of Association as of the date of this Supplemental Indenture.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 9.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces. A Predecessor Note shall be a Predecessor Security with respect to the Notes.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that (i) if such Business Combination Event is an Exempted Fundamental Change, then a limited liability company, limited partnership or other similar entity also will constitute a Qualified Successor Entity with respect to such Business Combination Event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such Business Combination Event also will constitute a Qualified Successor Entity with respect to such Business Combination Event, provided that, in the case of this clause (ii), (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code for holders or beneficial owners of the Notes and (y) such limited liability company or limited partnership is a direct or indirect, Wholly Owned Subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda, Singapore or Hong Kong and (2) such Business Combination Event constitutes a Share Exchange Event whose Reference Property consists solely of any combination of U.S. dollars and shares of common stock or other corporate Common Equity interests of a corporation described in clause (1)(y).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” shall mean an Optional Redemption, Cleanup Redemption or a Tax Redemption, as applicable.

“Redemption Date” shall mean an Optional Redemption Date, Cleanup Redemption Date or a Tax Redemption Date, as applicable.

“Redemption Notice” shall mean an Optional Redemption Notice, Cleanup Redemption Notice or a Tax Redemption Notice, as applicable.

“Redemption Period” shall mean, with respect to an Optional Redemption, Cleanup Redemption or a Tax Redemption, the period from, and including, the applicable Redemption Date until the close of business on the second business day immediately preceding the applicable Redemption Date during which a Holder may convert all or any portion of such Holder’s Notes called (or deemed called) for Optional Redemption, Cleanup Redemption or Tax Redemption.

“Redemption Price” means, for any Notes to be redeemed pursuant to Article 11, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid on such Interest Payment Date to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Redemption Reference Date” means the date on which a Redemption Notice is given pursuant to an Optional Redemption, Cleanup Redemption or Tax Redemption.

“Redemption Reference Price” the average of the Last Reported Sale Price of the Class A Ordinary Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Reference Date.

“Reference Property” shall have the meaning specified in Section 9.09(a).

“Regular Record Date” and “regular record date” with respect to any Interest Payment Date, means the February 1 and August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 and August 15 Interest Payment Date, respectively.

“Relevant Jurisdiction” shall have the meaning set forth in Section 4.10(a).

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.10(a).

“Reporting Obligations” shall have the meaning specified in Section 5.04.

“Responsible Officer” means an officer within the corporate trust department of the Trustee responsible for the administration of this Supplemental Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading.  If the Class A Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 9.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 9.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 9.09(a).

“Share Price” shall have the meaning specified in Section 9.03(c).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w)(1) of Regulation S-X under the Exchange Act promulgated by the Commission (or any successor rule), provided, that, if and to the extent paragraph (w)(1)(iii)(A)(2) does not apply to the determination of whether the income test in paragraph (w)(1)(iii) is met, in the case of a Subsidiary that meets the criteria of clause (iii) of the definition thereof but not clause (i) or (ii) thereof, in each case as such rule is in effect on August 15, 2024, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income or loss from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000. For the avoidance of doubt, to the extent any such Subsidiary would not be deemed to be a “Significant Subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w)(1) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” under this Supplemental Indenture irrespective of whether such Subsidiary would otherwise be deemed to be a “Significant Subsidiary” after giving effect to the proviso in the immediately preceding sentence.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 9.06(c).

“Successor Entity” shall have the meaning specified in Section 12.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Tax Redemption” shall have the meaning set forth in Section 11.04(a).

“Tax Redemption Date” shall have the meaning set forth in Section 11.04(e).

“Tax Redemption Notice” shall have the meaning set forth in Section 11.04(e).

“Trading Day” means a day on which (i) trading in the Class A Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Capital Market or, if the Class A Ordinary Shares (or such other security) are not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares (or such other security) are then listed or, if the Class A Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares (or such other security) are then traded, and (ii) a Last Reported Sale Price for the Class A Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided, however, that for the purposes of determining amounts are due upon conversion, including with respect to an Interest Make-Whole Conversion Rate Adjustment, only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Class A Ordinary Shares generally occurs on the Nasdaq Capital Market or, if the Class A Ordinary Shares are not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then listed or admitted for trading. In either case, if the Class A Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 9.06(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“unit of Reference Property” shall have the meaning specified in Section 9.09(a).

“Valuation Period” shall have the meaning specified in Section 9.06(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” in the Base Indenture shall be deemed replaced by a reference to “100%”.

Section 1.02         References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04.  Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01        Scope of Supplemental Indenture.  This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.  The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting provisions in the Base Indenture.  In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict.

Section 2.02         Designation and Amount.  The Notes are hereby created and authorized as a single series of Securities under the Base Indenture.  The Notes shall be designated as the “8.50% Convertible Senior Notes due 2029.”  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $172,500,000, subject to Section 2.08 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 8.05, Section 9.02(d) or Section 10.03(c) hereof or Sections 2.05, 2.06 or 2.07 of the Base Indenture. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Section 2.03         Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound hereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed, traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.  Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.04         Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.  b) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(a)          The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the Corporate Trust Office of the Trustee and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay, or cause the paying agent to pay (to the extent funded by the Company), interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed (at the Company’s expense) to each such Holder or, upon application by such a Holder to the Trustee not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the paying agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(b)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below:

(i)          The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(b).

(ii)         The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.03 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04, and any reference in the Base Indenture to such Section 2.03 shall, with respect to the Notes, be deemed to refer instead to this Section 2.04. The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

Section 2.05          Exchange and Registration of Transfer of Notes; Depositary.

(a)          No service charge shall be imposed by the transfer agent or the Security Registrar for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.  Section 2.05(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(a).

(b)          Notwithstanding anything in the Base Indenture to the contrary, none of the Company, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (1) any Notes selected for Redemption in accordance with Article 11, except the unredeemed portion of any Note being redeemed in part, (2) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (3) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 10 upon a Fundamental Change.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange. The first sentence of Section 2.05(d) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(b).

(c)          So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(d)          The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints DTC to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Note Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Section 2.11(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(d), and any reference in the Base Indenture to such Section 2.11(c) shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(d).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Company nor the Trustee, paying agent or Conversion Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06         Mutilated, Destroyed, Lost or Stolen Notes.  (a) The last sentence of the first paragraph of Section 2.07 of the Base Indenture and the second and third paragraphs of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in their entirety by Section 2.06(b).

(a)          No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the paying agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 9 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07        Cancellation of Notes Paid, Converted, Etc.

(a)          Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by Section 2.07(b), and any reference in the Base Indenture to such Section 2.08 shall, with respect to the Notes, be deemed to refer instead to Section 2.07(b).

(b)          The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of the Company’s agents or Subsidiaries, to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the Indenture upon their payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, as the case may be.  All Notes delivered to the Trustee shall, upon receipt of a written request in a Company Order, be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of the Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation.  The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.08         Additional Notes; Repurchases.  The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.02, reopen the Indenture and issue additional Notes under the Indenture with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.07 of the Base Indenture, as the Trustee shall reasonably request.  In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered outstanding under the Indenture upon their cancellation. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives will not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and will continue to be considered outstanding under this Indenture. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, by any of its Subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, one of its Subsidiaries or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or its Subsidiaries.

Section 2.09        CUSIP Numbers.

(a)          Section 2.12 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by Section 2.09(b), and any reference in the Base Indenture to such Section 2.12 shall, with respect to the Notes, be deemed to refer instead to Section 2.09(b).

(b)          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
Satisfaction and Discharge

Section 3.01         Applicability of Article 11 of the Base Indenture.  Article 11 of the Base Indenture shall not apply to the Notes.  Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety such Article 11 of the Base Indenture, and all references in the Base Indenture to such Article 11 or any Sections thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02         Satisfaction and Discharge.  (a) The Indenture shall cease to be of further effect as to all Notes issued under the Indenture when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 hereof and Section 2.07 of the Base Indenture and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, Class A Ordinary Shares or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, cash, Class A Ordinary Shares or a combination thereof, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture and the Notes by the Company and (b) the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.  Notwithstanding the satisfaction and discharge of the Indenture and the Notes, the obligations of the Company to the Trustee (in each of its capacities) under Section 7.06 of the Base Indenture shall survive.

Section 3.03         Repayment to Company.  Subject to any applicable abandoned property laws, any money and Class A Ordinary Shares deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money and Class A Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

ARTICLE 4
Particular Covenants of the Company

Section 4.01         Payment of Principal and Interest.  This Section 4.01 shall supersede, with respect to the Notes, Section 4.01 of the Base Indenture and all references in the Base Indenture to Section 4.01 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.01 with respect to the Notes.  The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02        Conversion Agent.  The paying agent and Security Registrar for the Notes shall be located in the continental United States of America.  The Company will also maintain in the continental United States of America an office or agency where the Notes may be surrendered for conversion (the “Conversion Agent”).  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Conversion Agent.

The Company may also from time to time designate additional offices or agencies where the Notes may be surrendered for conversion and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a Conversion Agent in the continental United States of America.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Conversion Agent, and hereby initially designates the Corporate Trust Office of the Trustee as the location of the paying agent, Security Registrar and Conversion Agent for the Notes.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2024) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default by the Company and, if so, specifying each such failure and the nature thereof.  In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after obtaining the knowledge of the occurrence of any Event of Default, an Officer’s Certificate setting forth the details of such Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default has been cured.  Section 13.12 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.04, and any reference in the Base Indenture to such Section 13.12 shall, with respect to the Notes, be deemed to refer instead to this Section 4.04.

Section 4.05         Reports.  The Company shall file with the Trustee and the Holders a copy of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission) within fifteen (15) days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 4.05 at the time such document or report is filed via the EDGAR system (or such successor system).  Delivery of the reports and documents described in this Section 4.05 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).  The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports. Section 5.03 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.05, and any reference in the Base Indenture to such Section 5.03 shall, with respect to the Notes, be deemed to refer instead to this Section 4.05. If the Notes become convertible into Reference Property consisting in whole or in part of Capital Shares of any parent company of the Company pursuant to the terms of the Indenture and such parent company provides a full and unconditional guarantee of the Notes, the Commission reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of this Section 4.05.

Section 4.06         Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07         Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.08        Company to Furnish Trustee Names and Addresses of Securityholders.  Section 5.01 of the Base Indenture is hereby amended with respect to the Notes by deleting the phrase “(as defined in Section 2.03)” therein.

Section 4.09        Existence.  Subject to Article 12, the Company shall do or cause to be done all things necessary to perverse and keep in full force and effect its corporate existence.

Section 4.10        Additional Amounts.

(a)          All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to the Notes, including payments of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of Class A Ordinary Shares (together with payments of cash for any fractional Class A Ordinary Shares) upon conversion of the Notes, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Holders had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(i)          for or on account of:

(1)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)
the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B)
the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or the delivery of Class A Ordinary Shares (together with payment of cash for any fractional Class A Ordinary Shares) upon conversion of such Note became due and payable or deliverable pursuant to the terms thereof or was made or duly provided for;

(C)
the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(D)	the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(2)	any tax, duty, assessment, withholding, deduction or other governmental charge assessed on any cash or shares payable or deliverable as a result of an Interest Make-Whole Conversion Rate Adjustment;

(3)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(4)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(5)
any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(6)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3), (4) or (5); or

(ii)         with respect to any payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or the delivery of Class A Ordinary Shares (together with payment of cash for any fractional Class A Ordinary Shares) upon conversion of such Note (other than with respect to any amounts payable or deliverable as a result of an Interest Make-Whole Conversion Rate Adjustment) to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

As a result of these provisions, there are circumstances in which taxes could be withheld or deducted, but Additional Amounts would not be payable with respect to Notes held for some or all beneficial owners of Notes.

(b)          The Trustee and the paying agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof.

(c)          Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of Class A Ordinary Shares (together with payments of cash for any fractional Class A Ordinary Shares), upon conversion of any Note (other than with respect to any amounts payable or deliverable as a result of the Interest Make-Whole Conversion Rate Adjustment) or the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on any Note or any other amount payable with respect to such Note, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect to that amount pursuant to this Section 4.05.

(d)          If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if such receipts are not obtainable, other evidence of payments reasonably satisfactory to the Trustee. Upon request, copies of those receipts or other evidence of payments, as the case may be, will be made available by the paying agent to the Holders or beneficial owners of the Notes.

(e)          The Trustee shall have no obligation to determine whether any Additional Amounts are payable under this Indenture or the amount thereof.

ARTICLE 5
Defaults and Remedies

Section 5.01         Applicability of Article 6 of the Base Indenture.  Article 6 of the Base Indenture shall not apply to the Notes.  Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in its entirety Article 6 of the Base Indenture, and all references in the Base Indenture to Article 6 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively.

Section 5.02        Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)          default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)          default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)          failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, including any Interest Make-Whole Conversion Rate Adjustment, and such failure continues for a period of five (5) Business Days;

(d)          failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.01, notice of a Make-Whole Fundamental Change in accordance with Section 9.03(a) or a notice of a specified corporate transaction in accordance with Section 9.01(b)(i) or Section 9.01(b)(ii), in each case, when due, and such failure continues for five (5) Business Days;

(e)          failure by the Company to comply with its obligations under Article 12;

(f)          failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g)          default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $25,000,000 (or the foreign currency equivalent thereof) in the aggregate by the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in each case, such failure to pay or default shall not have been cured or waived, such indebtedness is not paid or discharged, or such acceleration is not otherwise cured, annulled or rescinded, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;

(h)          the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)          an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

The Trustee shall not be deemed to have knowledge of an Event of Default unless and until a Responsible Officer receives written notification of such Event of Default describing the circumstances of such, and identifying the circumstances constituting such Event of Default and stating that such notification is a notice of default.

Section 5.03         Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company), either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 of the Base Indenture, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders accompanied by security and/or indemnity satisfactory to the Trustee an otherwise subject to the limitations set forth in the Indenture, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable without any action on part of the Trustee.  If an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion without any action on part of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.10, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.04         Additional Interest.  Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with its reporting obligations under Section 4.05 (the obligations described in clauses (i) and (ii), the “Reporting Obligations”) shall after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 5.02(f)) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred and (y) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including the date on which such Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 365th day immediately following, and including, the date on which such Event of Default first occurred.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 366th day), the Notes shall be subject to acceleration under Section 5.03.  The provisions of this Section 5.04 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 5.03 as a result of the Event of Default pursuant to Section 5.02(f) is then continuing.

In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 5.04, the Company must notify in writing all Holders of the Notes, the Trustee and the paying agent (if other than the Trustee) of such election prior to the beginning of such 365-day period.  Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 5.03. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 5.05        Payments of Notes on Default; Suit Therefor.  If an Event of Default described in Section 5.02(a) or Section 5.02(b) shall have occurred, the Company shall, upon demand of the Trustee or the requisite Holders, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), and interest, if any, with interest on any overdue principal, and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 of the Base Indenture.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 of the Base Indenture, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06         Application of Monies Collected by Trustee.  Any monies or property collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in any capacity hereunder) under Section 7.06 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07          Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)          such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)          Holders of at least 25% in principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)          such Holders shall have offered, and if requested, provided, to the Trustee such security and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)          no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 5.11, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired of affected without the consent of such Holder.

Section 5.08         Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09         Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.08, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10         Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  The Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction may take any other action it deems proper that is not inconsistent with any such direction received from Holders. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including, for the avoidance of doubt, any acceleration as a result of such Default or Event of Default) except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02, (2) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (3) a default in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11         Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer receives written notice or obtains actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders (it being understood that the Trustee shall not have an affirmative duty to make such determination). The Trustee shall not be deemed to have knowledge of an Event of Default unless and until a Responsible Officer receives written notification of such Event of Default describing the circumstances of such, and identifying the circumstances constituting such Event of Default and stating that such notification is a “notice of default.”

Section 5.12         Undertaking to Pay Costs.  All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or the Indenture or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 9.

ARTICLE 6
Intentionally Omitted.

ARTICLE 7
Holders’ Meetings

Section 7.01          Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 7 for any of the following purposes:

(a)          to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 of the Base Indenture;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.03; or

(d)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 7.02          Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 7.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 of the Base Indenture, shall be delivered to Holders of such Notes.  Such notice shall also be delivered to the Company.  Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 7.03          Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01, by delivering notice thereof as provided in Section 7.02.

Section 7.04          Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall g) be a Holder of one or more Notes on the record date pertaining to such meeting or h) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 7.05          Regulations.  Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 7.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 7.02 or Section 7.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 7.06          Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 7.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 7.07         No Delay of Rights by Meeting.  Nothing contained in this Article 7 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 8
Supplemental Indentures

Section 8.01         Applicability of Article 9 of the Base Indenture.  Article 9 of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 or the applicable provisions set forth in this Article 8, respectively.

Section 8.02         Amendments or Supplemental Indentures Without Consent of Holders .  The Company and the Trustee, at the Company’s expense, may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

(a)          to cure any ambiguity, omission, defect or inconsistency;

(b)          to provide for the assumption by a Successor Entity of the obligations of the Company under the Indenture pursuant to Article 12;

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)          upon the occurrence of any Share Exchange Event, (i) provide that the Notes are convertible into Reference Property, subject to the provisions of Section 9.02, and (ii) effect the related changes to the terms of the Notes described under Section 9.09, in each case, in accordance with the applicable provisions of the Indenture;

(g)          adjust the Conversion Rate as provided herein;

(h)          provide for the appointment of and acceptance of appoint by a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent to facilitate the administration of the trusts under the Indenture by more than one trustee;

(i)          irrevocably elect a settlement method and/or a specified dollar amount (or minimum specified dollar amount), or eliminate the Company’s right to elect a Settlement Method (including, at the Company’s option upon an irrevocable election of a Settlement Method as provided under Section 9.02(a)), provided, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Article 9;

(j)          comply with the rules of any applicable securities depositary, including DTC;

(k)          make any change that does not adversely affect the rights of any Holder in any material respect;

(l)           to conform the provisions of the Indenture to the “Description of Securities— Description of Debt Securities, Warrants and Rights and Other Securities—Description of Debt Securities” section of the prospectus of the Company dated April 2, 2024, as supplemented and/or amended by the “Description of the Notes” section in the preliminary prospectus supplement of the Company relating to the Notes dated August 15, 2024, as supplemented by the related pricing term sheet dated August 15, 2024; or

(m)         to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such Holders approve the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provision of Section 8.03.

Section 8.03         Amendments or Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)          reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)          reduce the rate of or extend the stated time for payment of interest on any Note;

(c)          reduce the principal of or extend the Maturity Date of any Note;

(d)          make any change that adversely affects the conversion rights of any Notes, except as required by the Indenture;

(e)          reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)          make any Note payable in money other than U.S. dollars;

(g)          change the ranking of the Notes;

(h)          impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)          change the Company’s obligation to pay Additional Amounts on any Note; or

(j)          make any change in this Article 8 or in the waiver provisions in Section 5.03 or Section 5.10, in each case, that requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 8.03 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance of the proposed supplemental indenture.  After any such supplemental indenture becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 8.04         Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 8.05         Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 2.10 of the Base Indenture) upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.06         Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 13.07 of the Base Indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8, is permitted or authorized by the Indenture and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

ARTICLE 9
Conversion of Notes

Section 9.01         Conversion Privilege.

(a)          Subject to and upon compliance with the provisions of this Article 9, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 117.0207 Class A Ordinary Shares (subject to adjustment as provided in this Article 9, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 9.02, the “Conversion Obligation”).

(b)          If, prior to the close of business on the Business Day immediately preceding May 15, 2029, the Company elects to:

(i)          distribute to all or substantially all holders of the Class A Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan prior to separation of such rights from the Class A Ordinary Shares) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such distribution, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(ii)          distribute to all or substantially all holders of Class A Ordinary Shares, the Company’s assets, securities or rights to purchase securities of the Company (other than in connection with a shareholder rights plan prior to separation of such rights from the Class A Ordinary Shares), which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least forty-eight (48) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); provided, that if the Company elects Physical Settlement for conversions that occur at any time from, and including, the date of notice until the earlier of (1) the close of business on the second Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such issuance or distribution will not take place (the “Distribution Conversion Period”), the Company may provide not less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before such Ex-Dividend Date.

Section 9.02         Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to this Section 9.02, Section 9.03(b) and Section 9.09(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Class A Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Class A Ordinary Shares in accordance with subsection (j) of this Section 9.02 (“Physical Settlement”) or a combination of cash and Class A Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Class A Ordinary Shares in accordance with subsection (j) of this Section 9.02 (“Combination Settlement”), at its election, as set forth in this Section 9.02.

(i)          All conversions of Notes called (or deemed called) for Redemption for which the relevant Conversion Date occurs during the related Redemption Period, and all conversions for which the relevant Conversion Date occurs on or after May 15, 2029, shall be settled using the same Settlement Method.

(ii)         Except for any conversions for which the relevant Conversion Date occurs during a Redemption Period, and any conversions for which the relevant Conversion Date occurs on or after May 15, 2029, and except to the extent the Company has irrevocably elected Physical Settlement pursuant to Section 9.01(b) in a notice as described in such Section or has previously made an irrevocable election with respect to all subsequent conversions of Notes pursuant to Section 9.02(a)(iii), the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)        If, in respect of any Conversion Date (or any conversions of Notes called (or deemed called) for which the relevant Conversion Date occurs during the related Redemption Period, or any conversions for which the relevant Conversion Date occurs on or after May 15, 2029 or for which the Company has irrevocably elected Physical Settlement pursuant to Section 9.01(b) in a notice as described in such Section), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or either such period, as the case may be), the Company, shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with Section 13.12, no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of (x) any conversion of Notes called (or deemed called) for Redemption for which the relevant Conversion Date occurs during the Redemption Period, in the relevant Redemption Notice, (y) any conversions of Notes for which the relevant Conversion Date occurs on or after May 15, 2029, no later than May 15, 2029, or (z) any conversions for which the Company has irrevocably elected Physical Settlement pursuant to Section 9.01(b), in a notice as described in such Section).  If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Settlement Method with respect to any such Conversion Date or during such period and the Company shall be deemed to have elected the Default Settlement Method in respect of its Conversion Obligation.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation, or the Company is deemed to have elected Combination Settlement, but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes to be converted in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify as applicable a Specified Dollar Amount will not constitute a default under this Indenture.

By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, from time to time, change the Default Settlement Method prior to May 15, 2029. In addition, by notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to May 15, 2029, at its option, irrevocably elect to fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a specified dollar amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of Notes at or above a specific amount set forth in such notice. If the Company changes the Default Settlement Method or irrevocably elects to fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such Specified Dollar Amount no later than the relevant deadline for election of a Settlement Method as described in the immediately preceding paragraph, or, if the Company does not timely notify Holders, such Specified Dollar Amount will be the specific amount set forth in the Settlement Notice or, if no specific amount was set forth in the Settlement Notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Notes. A change in the Default Settlement Method or an irrevocable election will apply to all note conversions on conversion dates occurring subsequent to delivery of such Settlement Notice; provided, however, that no such change or election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Supplemental Indenture or the Notes, including pursuant to the provisions described in Section 8.02(a). However, the Company may nonetheless choose to execute such an amendment at its option.

If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method pursuant to the provisions described in the preceding paragraph, then, concurrently with providing a Settlement Notice to Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such change or election, the Company will post notice of the Default Settlement Method on its website or otherwise disclose such information in a Current Report on Form 6-K or 8-K (or any successor form) that is filed with the Commission.

(iv)        The cash, Class A Ordinary Shares or combination of cash and Class A Ordinary Shares payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)
if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Class A Ordinary Shares equal to the Conversion Rate in effect immediately after the close of business on the Conversion Date;

(B)
if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the forty (40) consecutive Trading Days during the related Observation Period; and

(C)
if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the forty (40) consecutive Trading Days during the related Observation Period.

(b)          The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional Class A Ordinary Shares, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Class A Ordinary Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility or liability for any such determination.

(c)          Subject to Section 9.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, a Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled, and if required, pay all transfer or similar taxes, if any, as set forth in Section 9.02(h) and (ii) in the case of a Physical Note, the Holder thereof shall (1) complete, manually sign and deliver an irrevocable notice (or a facsimile, PDF or other electronic transmission thereof) to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Class A Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 9 on the Conversion Date for such conversion.  No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Settlement Amount with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Except as set forth in Section 9.03(b) and Section 9.09(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation, including any applicable Interest Make-Whole Conversion Rate Adjustment, on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided, that with respect to any Conversion Date occurring during a Redemption Period, the Company will settle any such conversion for which Physical Settlement is applicable on the relevant Redemption Date; provided, further, that notwithstanding the foregoing, with respect to any Conversion Date occurring after the regular Record Date immediately preceding the Maturity Date, the Company will settle any such conversion for which Physical Settlement is applicable on the Maturity Date.  If any Class A Ordinary Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of Class A Ordinary Shares to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)          In case any Note shall be surrendered for partial conversion, the Company shall deliver a Company Order, and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax due on the delivery of Class A Ordinary Shares required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)          If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp issue, transfer or similar tax due on the delivery of Class A Ordinary Shares upon conversion, unless the tax is due because the Holder requests such Class A Ordinary Shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing Class A Ordinary Shares being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)          Except as provided in Section 9.06, no adjustment shall be made for dividends on any Class A Ordinary Shares issued upon the conversion of any Note as provided in this Article 9.

(g)          Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)          Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s payment and delivery, as the case may be, of the Settlement Amount with respect to any converted Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date.  As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of Notes into a combination of cash and Class A Ordinary Shares, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date shall be accompanied by funds in U.S. dollars equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the third Business Day immediately succeeding such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date); or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date, in each case, as described above, shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether their Notes have been converted following such Regular Record Date.

(i)          The Person in whose name any Class A Ordinary Shares shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement).  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with clause (h) above.

(j)          The Company shall not issue any fractional Class A Ordinary Shares upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Class A Ordinary Shares issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).  For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 9.03         Adjustment to Class A Ordinary Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change.

(a)          If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes (or any portion thereof) in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Class A Ordinary Shares (the “Additional Class A Ordinary Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof or that constitutes an Exempted Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). The Company will provide written notification to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and publish a notice on its website or through such other public medium as the Company may use at that time announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 9.02; provided, however, that if the consideration received by holders of Class A Ordinary Shares in exchange for such Class A Ordinary Shares in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Class A Ordinary Shares), multiplied by such Share Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

(c)          The number of Additional Class A Ordinary Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 9.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per Class A Ordinary Share in the Make-Whole Fundamental Change (the “Share Price”).  If the holders of Class A Ordinary Shares receive in exchange for their Class A Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share.  Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date. The Company shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period. In the event that a conversion in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted shall be entitled solely to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Reference Date or the Effective Date of the applicable Make-Whole Fundamental Change.

(d)          The Share Prices set forth in the column headings of the table in Section 9.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted.  The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Class A Ordinary Shares in Section 9.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.06.

(e)          The following table sets forth the number of Additional Class A Ordinary Shares by which the Conversion Rate shall be increased per $1,000 principal amount of the Notes pursuant to this Section 9.03 for each Share Price and Effective Date set forth below:

	Share Price
	$6.33	$8.00	$8.55	$10.00	$12.82	$15.00	$20.00	$25.00	$30.00	$40.00
Effective Date
August 20, 2024	40.9571	28.3075	25.4947	19.8740	13.0874	9.7480	5.0350	2.4568	1.0123	0.0000
August 15, 2025	40.9571	25.8938	23.1111	17.7610	11.6357	8.7033	4.5665	2.2644	0.9483	0.0000
August 15, 2026	40.9571	22.5513	19.7825	14.7750	9.5484	7.1620	3.8055	1.9024	0.7917	0.0000
August 15, 2027	40.9571	18.5300	15.6550	10.9950	6.9259	5.2173	2.8165	1.4224	0.5830	0.0000
August 15, 2028	40.9571	13.7600	10.4550	6.2000	3.7598	2.8613	1.5805	0.8168	0.3323	0.0000
August 15, 2029	40.9571	7.9788	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Price and Effective Date may not be set forth in the table above, in which case:

(i)          if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Class A Ordinary Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Class A Ordinary Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)         if the Share Price is greater than $40.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Class A Ordinary Shares shall be added to the Conversion Rate; and

(iii)        if the Share Price is less than $6.33 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Class A Ordinary Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 157.9778 Class A Ordinary Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.06.

Notwithstanding the foregoing, if the Conversion Rate is increased for Notes converted in connection with a Make-Whole Fundamental change, the Holder of such converted Notes will not receive the Interest Make-Whole Conversion Rate Adjustment with respect to such Notes.

Neither the Trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by the Company which will be conclusive and binding on the Holders, absent manifest error.

(f)          Nothing in this Section 9.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.06 in respect of a Make-Whole Fundamental Change; provided, however, that if the Conversion Rate is increased for Notes converted in connection with a Make-Whole Fundamental Change, the Holder of such converted Notes will not receive the Interest Make-Whole Conversion Rate Adjustment with respect to such Notes.

Section 9.04         Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption. If a Holder elects to convert the Notes called (or deemed called) for Redemption in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption, the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Class A Ordinary Shares as described below. The Company will settle conversions of Notes and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

A conversion of Notes called (or deemed called) for Redemption shall be deemed to be in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption if such conversion occurs during the related Redemption Period. In the event that a conversion of Notes called (or deemed called) for Redemption in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change or any other Redemption, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice and the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of Section 9.03 or this Section 9.04, as applicable.

For the avoidance of doubt, if the Company issues a Redemption Notice in connection with an Optional Redemption, the Company will increase the Conversion Rate during the related Redemption Period only with respect to conversions of Notes called (or deemed called) for Redemption. Accordingly, if the Company elects to Redeem fewer than all of the outstanding Notes in connection with an Optional Redemption, Holders will not be entitled to convert the Notes that are neither called for Redemption nor deemed to be called for Redemption on account of the Redemption Notice and will not be entitled to an increased Conversion Rate for conversions of such Notes on account of the Redemption Notice during the related Redemption Period, even if such Notes are otherwise convertible.

The number of Additional Class A Ordinary Shares by which the Conversion Rate will be increased in the event of conversion of Notes called for Redemption in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption will be determined by reference to the table in Section 9.03(e), based on the Redemption Reference Date and the Redemption Reference Price, but determined for purposes of this Section 9.04 as if (x) the Holder had elected to convert its Notes called for Redemption in connection with a Make-Whole Fundamental Change, (y) the applicable Redemption Reference Date were the “Effective Date” and (z) the applicable Redemption Reference Price were the Share Price (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

Notwithstanding the foregoing, if the Conversion Rate is increased for Notes converted in connection with a Cleanup Redemption or Tax Redemption, then the Holder of such converted Notes will not receive the Interest Make-Whole Conversion Rate Adjustment with respect to such Notes.

Neither the Trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by the Company which will be conclusive and binding on the Holders, absent manifest error.

Section 9.05         Interest Make-Whole Conversion Rate Adjustment.  For any Conversion Date that occurs on or after the date that is six months after the last date of original issuance of the Notes but prior to the close of business on August 1, 2027 (other than a conversion in connection with a Make-Whole Fundamental Change, Cleanup Redemption or Tax Redemption), the Company shall increase the Conversion Rate per $1,000 principal amount of Notes to be converted by a number of additional Class A Ordinary Shares (such increase, an “Interest Make-Whole Conversion Rate Adjustment”) equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the Notes to be converted had such Notes remained outstanding from the Conversion Date through August 15, 2027, divided by (ii) the greater of (x) the Conversion Price as of the applicable Conversion Date and (y) the simple average of the Daily VWAP for the ten (10) consecutive Trading Days ending on and including the Trading Day immediately preceding such Conversion Date.

Notwithstanding the foregoing, if a Conversion Date occurs after the close of business on a Regular Record Date but prior to the open of business on the Interest Payment Date corresponding to such Regular Record Date, the Interest Make-Whole Conversion Rate Adjustment shall be reduced by an amount per $1,000 principal amount of Notes to be converted equal to (i) the scheduled payment of interest that would have been made on $1,000 principal amount of the Notes to be converted on such Interest Payment Date, divided by (ii) the greater of (x) the Conversion Price as of the applicable Conversion Date and (y) the simple average of the Daily VWAP for the ten (10) consecutive Trading Days ending on and including the Trading Day immediately preceding such Conversion Date.

Notwithstanding the foregoing, if in connection with a conversion of Notes, the conversion rate is adjusted in connection with a Make-Whole Fundamental Change, Optional Redemption, Cleanup Redemption or Tax Redemption, then such converting Holder will not receive the Interest Make-Whole Conversion Rate Adjustment with respect to such Notes. None of the Trustee, paying agent or Conversion Agent shall be responsible for determining or calculating the Interest Make-Whole Conversion Rate Adjustment. Holders who convert their notes on or after the close of business on August 1, 2027 will not receive any Interest Make-Whole Conversion Rate Adjustment with respect to such Notes.

The Company will not be required to make any cash payments in lieu of any fractional share or have any further obligation to deliver any Class A Ordinary Shares or pay any cash in excess of the threshold described above.

Section 9.06         Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Class A Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 9.06, without having to convert their Notes as if they held a number of Class A Ordinary Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate will be given by the Company promptly in writing to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) and shall be conclusive and binding on the Holders, absent manifest error.

(a)          If the Company exclusively issues Class A Ordinary Shares as a dividend or distribution on Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Class A Ordinary Shares issued and outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of Class A Ordinary Shares issued and outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 9.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company distributes to all or substantially all holders of Class A Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares, for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Class A Ordinary Shares issued and outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Class A Ordinary Shares deliverable pursuant to such rights, options or warrants; and

Y	=	the number of Class A Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 9.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that Class A Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered.  To the extent such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made.

For the purpose of this Section 9.06(b) and for the purpose of Section 9.01(b)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares at a price per Class A Ordinary Share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c)          If the Company distributes its Capital Shares, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Shares or other securities, to all or substantially all holders of Class A Ordinary Shares, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected (or would have been effected but for the 1% exception) pursuant to Section 9.06(a) or Section 9.06(b), (ii) except as otherwise provided below, rights issued pursuant to any shareholder rights plan of the Company then in effect, (iii) distributions of Reference Property issued in exchange for, or upon conversion of, Class A Ordinary Shares pursuant to Section 9.09, (iv) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 9.06(d) shall apply, and (v) Spin-Offs as to which the provisions set forth below in this Section 9.06(c) shall apply (any of such Capital Shares, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Shares or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property distributed with respect to each outstanding Class A Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Ordinary Shares receive the Distributed Property without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0.”

With respect to an adjustment pursuant to this Section 9.06(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares or Capital Shares of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Shares or similar equity interest distributed to holders of the Class A Ordinary Shares applicable to one Class A Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Class A Ordinary Shares were to such Capital Shares or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of the Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.  If the dividend or other distribution constituting a Spin-Off is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or other distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 9.06(c) (and subject in all respects to Section 9.13), rights, options or warrants distributed by the Company to all holders of Class A Ordinary Shares entitling them to subscribe for or purchase the Company’s Capital Shares, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 9.06(c) (and no adjustment to the Conversion Rate under this Section 9.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.06(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.06(a), Section 9.06(b) and this Section 9.06(c), if any dividend or distribution to which this Section 9.06(c) is applicable also includes one or both of:

(A)         a dividend or distribution of Class A Ordinary Shares to which Section 9.06(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 9.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.06(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.06(a) and Section 9.06(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Class A Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 9.06(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 9.06(b).

(d)          If the Company makes any cash dividend or distribution to all or substantially all holders of the shares of the Class A Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Class A Ordinary Share the Company distributes to all or substantially all holders of the Class A Ordinary Shares.

Any increase made pursuant to this Section 9.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  To the extent such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Class A Ordinary Shares without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Class A Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Class A Ordinary Share exceeds the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Expiration Date”);

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Class A Ordinary Shares issued and outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Class A Ordinary Shares issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 9.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law) or all any purchases or exchanges of Class A Ordinary Shares in such tender or exchange offer are rescinded, the applicable Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Class A Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)          Notwithstanding this Section 9.06 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Class A Ordinary Shares as of the related Conversion Date as described under Section 9.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9.06, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of Class A Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding the foregoing, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent (1%) that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change and (ii) in the case of any Note to which Physical Settlement applies, the relevant Conversion Date, and, in the case of any Note to which Cash Settlement or Combination Settlement applies, each Trading Day of the applicable Observation Period. In addition, the Company shall not account for such deferrals when determining what number of Class A Ordinary Shares a Holder would have held on a given day had it converted its Notes (collectively, the “1% exception”).

(g)          Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Ordinary Shares or any securities convertible into or exchangeable for Class A Ordinary Shares or the right to purchase Class A Ordinary Shares or such convertible or exchangeable securities.

(h)          In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.06, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market and any other securities exchange on which any securities of the Company are then listed, the Company may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Company determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Class A Ordinary Shares or rights to purchase Class A Ordinary Shares in connection with a dividend or distribution of Class A Ordinary Shares (or rights to acquire Class A Ordinary Shares) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note, the Trustee and the Conversion Agent (if other than the Trustee) a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)          Notwithstanding anything to the contrary in this Article 9, the Conversion Rate shall not be adjusted:

(i)          upon the issuance of Class A Ordinary Shares at a price below the Conversion Price or otherwise, other than any such issuance described in Section 9.06(a), Section 9.06(b), Section 9.06(c) or Section 9.06(e);

(ii)         upon the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Ordinary Shares under any plan;

(iii)        upon the issuance of any Class A Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;

(iv)        upon the repurchase of any Class A Ordinary Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Section 9.06(e);

(v)         for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in Section 9.06(e);

(vi)        upon the issuance of any Class A Ordinary Shares pursuant any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(vii)       solely for a change in the par value (or lack of par value) of the Class A Ordinary Shares; or

(viii)     for accrued and unpaid interest, if any.

(j)          All calculations and other determinations under this Article 9 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment and for the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any liability or responsibility for the Conversion Rate, the calculation thereof or application thereof.

(l)          For purposes of this Section 9.06, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on the Class A Ordinary Shares held in the treasury of the Company, but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.

Section 9.07         Adjustments of Prices.  Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts, the Share Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of an Optional Redemption, a Cleanup Redemption or a Tax Redemption over a span of multiple days, the Company shall make appropriate adjustments in good faith and in a commercially reasonable manner to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts or Share Prices are to be calculated.

Section 9.08         Shares To Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Class A Ordinary Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Class A Ordinary Shares pursuant to Section 9.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 9.09          Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Class A Ordinary Shares (other than a change in par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii)         any consolidation, merger, combination or similar transaction involving the Company,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)        any statutory share exchange,

in each case, as a result of which the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, the Company, or the successor or purchasing company, as the case may be, will execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Class A Ordinary Shares equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Class A Ordinary Share would have been entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company, or the successor or purchasing company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 9.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 9.02 shall continue to be payable in cash, (II) any Class A Ordinary Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Ordinary Shares would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one Class A Ordinary Share would have received in such Share Exchange Event.

If the Share Exchange Event causes the Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Class A Ordinary Shares.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the Notes will be convertible into Reference Property will also provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 9 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts (or other interests) in respect thereof).  If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than the Company or the successor or purchasing company, as the case may be, in such Share Exchange Event, then such other company, if an Affiliate of the Company or the successor or acquiring company, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 10.01, as the Company in good faith reasonably considers necessary by reason of the foregoing.

(b)          Promptly following execution by the Company of a supplemental indenture pursuant to subsection (a) of this Section 9.09, the Company shall file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, within twenty days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 9.09.  None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Share Exchange Event.

(d)          The above provisions of this Section 9.09 shall similarly apply to successive Share Exchange Events.

Section 9.10         Certain Covenants.

(a)          The Company covenants that all Class A Ordinary Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)          The Company covenants that, if any Class A Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Class A Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Company further covenants that if at any time the Class A Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Class A Ordinary Shares shall be so listed on such exchange or automated quotation system, any Class A Ordinary Shares issuable upon conversion of the Notes.

Section 9.11         Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Class A Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Class A Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, of Section 9.02. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 9.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 9.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 9.01(b). The rights, benefits and privileges of the Trustee set forth in the Base Indenture shall be applicable to the Conversion Agent, and the provisions set forth in Section 7.01 of the Base Indenture relating to the Trustee shall apply to the Conversion Agent.

Section 9.12         Notice to Holders Prior to Certain Actions.  In case of any:

(a)          action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 9.06 or Section 9.13;

(b)          Share Exchange Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture, in which case the timing and delivery requirements of such provision shall supersede this Section 9.12 or when the Company otherwise provides public notice of such event), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Ordinary Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up; provided, however, that the Company may delay the delivery of any such notice required under this Section 9.12 to the effective date of such event if the Company in good faith determines that the withholding of such notice is in the interests of the Company and does not adversely affect the rights of any Holder in any material respect.

Section 9.13         Shareholder Rights Plans.  If the Company has a shareholder rights plan in effect upon conversion of the Notes, each Class A Ordinary Shares, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Class A Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Class A Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Distributed Property as provided in Section 9.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.14         Exchange in Lieu of Conversion.

(a)          When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, at the Company’s election, that would otherwise be due upon conversion as described under Section 9.02, or such other amount agreed to by the Holder and the designated financial institution(s). If the Company makes an Exchange Election, it shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Notes for conversion that the Company has made such Exchange Election and notify the designated financial institution(s) of the relevant deadline for payment or delivery, as the case may be, of the conversion consideration and the type of conversion consideration to be paid and/or delivered, as the case may be.

(b)          Any Notes delivered to the designated financial institution(s) shall remain outstanding, subject to the Applicable Procedures. If the designated financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant consideration due in respect of the Conversion Obligation, as, and at the time, required pursuant to the Indenture as if the Company had not made an Exchange Election.

(c)          The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange in lieu of conversion does not require such financial institution(s) to accept any Notes.

ARTICLE 10
Repurchase of Notes at Option of Holders

Section 10.01       Repurchase at Option of Holders Upon a Fundamental Change.

(a)          If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the Business Day notified in writing (the “Fundamental Change Repurchase Date”) by the Company that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 10. The Fundamental Change Repurchase Date will be subject to postponement to comply with applicable law.

(b)          Repurchases of Notes under this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(i)          delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)         delivery of the Notes, if the Notes are Physical Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the paying agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased that are Physical Notes shall state:

(i)          if certificated, the certificate numbers of the Notes to be delivered for repurchase, or, if not certificated, the notice must comply with Applicable Procedures;

(ii)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)        that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, Holders must surrender their Notes in accordance with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 10.02.

The paying agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Fundamental Change Repurchase Notice and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02.

(c)          On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee, the Conversion Agent (if other than the Trustee) and the paying agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures.  Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the effective date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date;

(vi)        the name and address of the Trustee, the paying agent and the Conversion Agent;

(vii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of the Fundamental Change (or related Make-Whole Fundamental Change);

(viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)        the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such notice, the Company will publish a notice containing this information on its website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01.  Notwithstanding the foregoing, the Company will not be required to repurchase, or to make an offer to repurchase, the Notes upon the occurrence of the effective date of a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise is in compliance with the requirements for an offer made by the Company as set forth above, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, and for the same or greater price and otherwise is in compliance with the requirements for an offer made by the Company as set forth above.

At the Company’s request given at least five (5) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change notice, or offer to repurchase or repurchase any Notes in connection with a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition of Fundamental Change (or, for the avoidance of doubt, pursuant to clause (1) of the definition that also constitutes a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition thereof), if:

(i)	such Fundamental Change constitutes a Share Exchange Event for which the resulting Reference Property consists entirely of cash in U.S. dollars;

(ii)
immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming a Fundamental Change Repurchase Date that results in a Fundamental Change Repurchase Price that includes the maximum amount of accrued interest); and

(iii)	the Company timely sends the notice relating to Make-Whole Fundamental Change associated with such Fundamental Change required herein.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.02       Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the paying agent in accordance with this Section 10.02 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii)         if certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, or, if not certificated, the notice must comply with Applicable Procedures; and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, Holders must withdraw the relevant Fundamental Change Repurchase Notice in accordance with the Applicable Procedures.

Section 10.03       Deposit of Fundamental Change Repurchase Price.  i)  The Company will deposit with the Trustee (or other paying agent appointed by the Company, or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.03 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 10.01), and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(a)          If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee), and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Business Day immediately following the corresponding Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest payable to the Holders as of such Regular Record Date).

(b)          Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 10.04       Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)          comply with tender offer rules under the Exchange Act that may then be applicable;

(b)          file a Schedule TO or any other required schedule under the Exchange Act; and

(c)          otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 10 to be exercised in the time and in the manner specified in this Article 10.

Notwithstanding anything to the contrary, to the extent that provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 11
Optional Redemption, Cleanup Redemption and Tax Redemption

Section 11.01       Applicability of Article 3 of the Base Indenture.  Article 3 of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 3 of the Base Indenture, and all references in the Base Indenture to Article 3 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02       Optional Redemption.

(a)          No sinking fund is provided for the Notes.  Except in the case of a Cleanup Redemption or a Tax Redemption, the Notes shall not be redeemable by the Company prior to August 20, 2027.  On or after August 20, 2027 and prior to the 41st scheduled Trading Day immediately preceding the Maturity Date, the Company may redeem for cash all or any part of the Notes (subject to the Partial Redemption Limitation), at the Redemption Price, if the Last Reported Sale Price of the Class A Ordinary Shares has been at least 150% of the Conversion Price then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Optional Redemption Notice in accordance with this Section 11.02 (an “Optional Redemption”); provided, however that the Company may not redeem less than all of the outstanding Notes unless at least $75,000,000 aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related Optional Redemption Notice and after giving effect to the delivery of such Optional Redemption Notice (such limitation, a “Partial Redemption Limitation”).

(b)          In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 11.02, it shall fix a date for Optional Redemption (each, an “Optional Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days prior to the date such Optional Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (an “Optional Redemption Notice”) not less than forty-five (45) nor more than sixty (60) Scheduled Trading Days prior to the Optional Redemption Date to each Holder of Notes so to be redeemed (provided, that if the Company elects Physical Settlement for conversions of Notes called (or deemed called) for Optional Redemption during the related Redemption Period, the Company may not provide less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before the applicable Optional Redemption Date); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Optional Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the paying agent (if other than the Trustee).  The Optional Redemption Date must be a Business Day, and the Company may not specify an Optional Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(c)          The Optional Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Optional Redemption Notice by mail or any defect in the Optional Redemption Notice to the Holder of any Note designated for Optional Redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

(d)          Each Optional Redemption Notice shall specify:

(i)          the Optional Redemption Date;

(ii)         the Redemption Price;

(iii)        that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;

(iv)        the name and address of the paying agent and Conversion Agent;

(v)         the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(vi)        the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)       the Conversion Rate and, if applicable, the number of Additional Class A Ordinary Shares added to the Conversion Rate in accordance with Section 9.04;

(viii)      the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)          in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

An Optional Redemption Notice shall be irrevocable.

Simultaneously with providing the Optional Redemption Notice, the Company shall publish a notice containing the information included in the Optional Redemption Notice on the Company’s website or through such other public medium as the Company may use. The Trustee shall have no obligation to make any determination in connection with the foregoing.

If the Company elects to redeem less than all of the outstanding Notes, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the 44th Scheduled Trading Day immediately before the relevant Optional Redemption Date (or, if the Company elects Physical Settlement for conversions that occur during the related Redemption Period, on the fourth business day immediately preceding the relevant Optional Redemption Date), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately before such Optional Redemption Date, and each such conversion will be deemed to be of a Note called for Optional Redemption.

If fewer than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples there) by lot, on a pro rata basis (subject to rounding to the nearest $1,000 principal amount) or by other method the Trustee considers to be fair and appropriate and, in the case of a Global Note, in accordance with and subject to the Applicable Procedures.

No Notes may be redeemed by Optional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price).

Section 11.03       Cleanup Redemption.

(a)          Prior to the 41st scheduled Trading Day immediately preceding the Maturity Date, the Company may redeem for cash all but not part of the Notes at the Redemption Price, if less than $25,000,000 aggregate principal amount of Notes remains outstanding at such time (such redemption, a “Cleanup Redemption”).

(b)          In case the Company exercises its Cleanup Redemption right to redeem all of the Notes pursuant to Section 11.03, it shall fix a date for Cleanup Redemption (each, a “Cleanup Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days prior to the date such Cleanup Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Cleanup Redemption (a “Cleanup Redemption Notice”) not less than 45 nor more than 60 Scheduled Trading Day prior to the Cleanup Redemption Date to each Holder of Notes so to be redeemed (provided, that if the Company elects Physical Settlement for conversions of Notes called for Cleanup Redemption that occur during the related Redemption Period, the Company may not provide less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before the applicable Cleanup Redemption Date); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Cleanup Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) an the paying agent (if other than the Trustee).  The Cleanup Redemption Date must be a Business Day, and the Company may not specify a Cleanup Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(c)          The Cleanup Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Cleanup Redemption Notice by mail or any defect in the Cleanup Redemption Notice to the Holder of any Note designated for Cleanup Redemption as a whole or in part shall not affect the validity of the proceedings for the Cleanup Redemption of any other Note.

(d)          Each Cleanup Redemption Notice shall specify:

(i)          the Cleanup Redemption Date;

(ii)         the Redemption Price;

(iii)        that on the Cleanup Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Cleanup Redemption Date;

(iv)        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vi)        the Conversion Rate and, if applicable, the number of Additional Class A Ordinary Shares added to the Conversion Rate in accordance with Section 9.04; and

(vii)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Cleanup Redemption Notice shall be irrevocable.

Simultaneously with providing the Cleanup Redemption Notice, the Company shall publish a notice containing the information included in the Cleanup Redemption Notice on the Company’s website or through such other public medium as the Company may use.

No Notes may be redeemed by Cleanup Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price).

Section 11.04       Tax Redemption.

(a)          If the Company has, or on the next Interest Payment Date would, become obligated to pay to any Holder Additional Amounts as a result of:

(i)          any change or amendment on or after August 15, 2024 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after August 15, 2024, after August 15, 2024) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(ii)         any change on or after August 15, 2024 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after August 15, 2024 , after August 15, 2024) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) on a Tax Redemption Date before the 41st Scheduled Trading Day immediately preceding the Maturity Date; provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts (such redemption, a “Tax Redemption”).

(b)          The Redemption Price for a Tax Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, including, any Additional Amounts with respect to such Redemption Price; provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Tax Redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price, but without the accrued and unpaid interest on such Note to, but excluding, the Redemption Date. The Redemption Date must be a Business Day.

(c)          Upon receiving the Tax Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, Class A Ordinary Shares, or a combination thereof, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, the date on which the Redemption Price has been paid or duly provided for), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with a Tax Redemption pursuant to Section 9.03(f), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

(d)          Subject to the Applicable Procedures of the Depositary in the case of Global Notes, a Holder electing to not have its Notes so redeemed must deliver to the Company, with a copy to the paying agent a written notice of election so as to be received by the Company and the paying agent or otherwise by complying with the requirements for conversion described under Section 9.02 prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date. A Holder may withdraw any such notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company and the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price and any Additional Amounts with respect to such Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price and any Additional Amounts with respect to such Redemption Price). If no election is made, the Holder will have its Notes redeemed without any further action.

(e)          In case the Company exercises its Tax Redemption right to redeem all of the Notes pursuant to Section 11.04, it shall fix a date for Tax Redemption (each, a “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days prior to the date such Tax Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Tax Redemption (a “Tax Redemption Notice”) not less than 45 nor more than 60 Scheduled Trading Day prior to the Tax Redemption Date to each Holder of Notes so to be redeemed as a whole or in part (provided, that if the Company elects Physical Settlement for conversions of Notes called for Tax Redemption that occur during the related Redemption Period, the Company may not provide less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before the applicable Tax Redemption Date); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Tax Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) an the paying agent (if other than the Trustee).  The Tax Redemption Date must be a Business Day, and the Company may not specify a Tax Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(f)          The Tax Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Tax Redemption Notice by mail or any defect in the Tax Redemption Notice to the Holder of any Note designated for Tax Redemption as a whole or in part shall not affect the validity of the proceedings for the Tax Redemption of any other Note.

(g)          Each Tax Redemption Notice shall specify:

(i)          the Tax Redemption Date;

(ii)         the Redemption Price and any Additional Amounts with respect to such Redemption Price;

(iii)        that on the Tax Redemption Date, the Redemption Price and any Additional Amounts with respect to such Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(iv)        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         the procedures a converting Holder must follow to convert its Notes and the Settlement Method that will apply to all conversions with a Conversion Date that occurs during the related Redemption Period and Specified Dollar Amount, if applicable;

(vi)        the Conversion Rate and, if applicable, the number of Additional Class A Ordinary Shares added to the Conversion Rate in accordance with Section 9.04;

(vii)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii)       that such Holder may elect that its Notes not be subject to such Tax Redemption, subject to the Applicable Procedures of the Depositary, in accordance with Section 11.04(d), by written notice to the Company and the Trustee no later than the 5th Business Day prior to the Tax Redemption Date.

A Tax Redemption Notice shall be irrevocable.

Simultaneously with providing the Tax Redemption Notice, the Company shall publish a notice containing the information included in the Tax Redemption Notice on the Company’s website or through such other public medium as the Company may use.

No Notes may be redeemed by Tax Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price).

Section 11.05       Payment of Notes Called for Redemption.

(a)          If any Redemption Notice has been given in respect of the Notes in accordance with Section 11.02, Section 11.03 or Section 11.04, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption).  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)          Prior to the open of business on the Redemption Date, the Company shall deposit with the paying agent or, if the Company or a Subsidiary of the Company is acting as the paying agent, shall segregate and hold in trust as provided in Section 7.05 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption) of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the paying agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The paying agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption).

Section 11.06       Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 12
Consolidation, Merger and Sale of Assets

Section 12.01       Applicability of Article 5 of the Base Indenture.  Article 10 of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 12 shall, with respect to the Notes, supersede in their entirety Article 10 of the Base Indenture, and all references in the Base Indenture to Article 10 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 or the applicable provisions set forth in this Article 12, respectively.

Section 12.02       When Company May Merge, Etc.  Subject to the provisions of Section 12.03, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person (a “Business Combination Event”) (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries), unless:

(a)          the resulting, surviving or transferee Person either (x) is the Company, or (y) if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”), duly organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda, Singapore or Hong Kong and such Qualified Successor Entity (if not the Company) expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay any Additional Amounts); and

(b)          immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 12.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 12.03       Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 12 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 12) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.04      Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.  If the Successor Entity is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13
Miscellaneous Provisions

Section 13.01       Governing Law; Jurisdiction.  THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Service of any process, summons, notice or document by registered mail addressed to the Company’s agent, Cogency Global Inc., at the address 122 E. 42nd Street, 18th Floor, New York, New York 10168, shall be effective service of process against the Company for any suit, action or proceeding brought in any such court.

Section 13.02       Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. The second paragraph of Section 13.05 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 13.02.

Section 13.03       Legal Holidays.  In any case where any Interest Payment Date, any Redemption Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.  Section 13.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 13.03, and any reference in the Base Indenture to such Section 13.08 shall, with respect to the Notes, be deemed to refer instead to this Section 13.03.

Section 13.04       No Security Interest Created.  Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.05       Benefits of Indenture.  Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders (or, with respect to the second and third paragraphs of Section 2.05(d), beneficial owners of the Notes), the parties hereto, any paying agent, any Conversion Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.06       Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.07       Severability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Notes, but this Supplemental Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.08       Multiple Originals.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or such other electronic means shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.09       Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes and the Trustee, acting in any capacity under this Indenture, shall have no liability or responsibility for any such calculations or information underlying such calculations.  These calculations include, but are not limited to, determinations of the Share Price, Last Reported Sale Prices of the Class A Ordinary Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee, the paying agent and Conversion Agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward the Company’s calculations to any registered Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 13.10       Ratification of Base Indenture.  Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 13.11       Acknowledgement of Senior Notes.  By accepting any Note, each Holder acknowledges to the Company and the “Investors” (as defined below) that the senior secured notes (Series A1-A30), each with the principal amount of $500,000 issued pursuant to that certain Senior Secured Note Purchase Agreement, dated April 15, 2024, by and among various investors (the “Investors”) from time to time party thereto, the Company, Norwegian AI Technology AS, as security provider, and Nordic Trustee AS, as collateral agent, constitute bona fide indebtedness of the Company. Such acknowledgment is part of the consideration for the issuance of the Notes.

Section 13.12       Delivery of Notices.  Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

BITDEER TECHNOLOGIES GROUP

By:	/s/ Jihan Wu
Name: Jihan Wu
Title: Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BITDEER TECHNOLOGIES GROUP

8.50% Convertible Senior Note due 2029

No. [_____]	[Initially][1] $[_________]

CUSIP No. [________]

Bitdeer Technologies Group, a company incorporated under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $172,500,000, in aggregate at any time, in accordance with the rules and the Applicable Procedures of the Depositary, on August 15, 2029, and interest thereon as set forth below.

This Note shall bear interest at the rate of 8.50% per year from August 20, 2024 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until August 15, 2029.  Interest is payable semi-annually in arrears on February 15 and August 15, commencing on February 1, 2025, to Holders of record at the close of business on the preceding February 1 or August 1 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 5.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with Section 2.04(b) of the within-mentioned Supplemental Indenture.

The Company shall pay, or cause the paying agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its paying agent and Security Registrar in respect of the Notes and the Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

1Include if a global note.
2Include if a global note.
3Include if a physical note.
4Include if a global note.
5Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BITDEER TECHNOLOGIES GROUP

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

BITDEER TECHNOLOGIES GROUP
8.50% Convertible Senior Note due 2029

This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.50% Convertible Senior Notes due 2029 (the “Notes”), limited to the aggregate principal amount of $172,500,000, all issued or to be issued under and pursuant to an Indenture dated as of August 20, 2024 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of August 20, 2024 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date (if applicable), the Redemption Price on any Redemption Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a paying agent to collect such payments in respect of the Note.  The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Redemption Price and the Fundamental Change Repurchase Price), payments of interest and the payment of cash and/or deliveries of Class A Ordinary Shares (together with payments for any fractional Class A Ordinary Shares) upon conversion of the Notes to ensure that the net amount received by the Holder after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such Holder had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or Class A Ordinary Shares, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of an Optional Redemption, a Cleanup Redemption or a Tax Redemption as described in Article 11 of the Supplemental Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

BITDEER TECHNOLOGIES GROUP
8.50% Convertible Senior Notes due 2029

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

6Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:         Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone: +65 62828220

U.S. Bank Trust Company, National Association, as Conversion Agent
633 West 5th Street, 24th Floor,
Los Angeles, California 90071

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Class A Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional Class A Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any Class A Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Supplemental Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange

1

Commission Rule 17Ad-15 if Class A Ordinary Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:         Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone: +65 62828220

U.S. Bank Trust Company, National Association, as paying agent
633 West 5th Street, 24th Floor,
Los Angeles, California 90071

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Bitdeer Technologies Group (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1